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                                                                       EXHIBIT 5

                 [LETTERHEAD OF CONNER & WINTERS APPEARS HERE]



                               December 20, 1996



T/SF Communications Corporation
2407 East Skelly Drive
Tulsa, Oklahoma  74105

     Re:  T/SF Communications Corporation
          Registration Statement on Form S-8 (the "Registration Statement")
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Gentlemen:

     We have acted as counsel to T/SF Communications Corporation, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to an aggregate of 470,814 shares of Common Stock, par value $.10 per share, of the Company (the "Shares"), issuable upon the exercise of options or pursuant to awards granted, or which may from time to time be granted, to executives and selected key employees of the Company or its subsidiaries pursuant to the T/SF Communications Corporation Incentive Stock Option Plan and the T/SF Communications Corporation 1994 Incentive Stock Plan (collectively, the "Plans").

     We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of each of the Plans and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth. We understand that the Company will only grant restricted stock awards, if any, under the Company's 1994 Incentive Stock Plan to employees who have been employed by the Company or its subsidiaries for at least six months.
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CONNER & WINTERS

T/SF Communications Corporation
December 20, 1996
Page 2

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans and applicable authorized forms of agreement thereunder, will be validly issued, fully paid, and non-assessable.

     We consent to the Company's filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                         Very truly yours,

                                         CONNER & WINTERS,
                                         A Professional Corporation